EXHIBIT 4.1

                          CRYO-CELL INTERNATIONAL, INC.

         INCENTIVE STOCK OPTION PLAN

         1. PURPOSE. The purpose of the Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by those officers and key employees of the Company who will be responsible for its future growth and continued success. The Plan will become effective, and will provide a means whereby such employees may purchase shares of the Common Stock of the Company pursuant to options which will qualify as "incentive stock options" under the Internal Revenue Code, or as stock options substantially the same as "incentive stock options" under any applicable successor statue, if as and when the Internal Revenue Code is amended to provide for stock options having substantially the same tax benefits as those of "incentive stock options" issued on such date.

         2. ADMINISTRATION. (a) The Plan shall be administered by a committee (the "Option Committee") which shall consist of not less than two persons who shall be appointed by the company's Board of Directors but who need not to be members of such board, and all of whom shall be disinterested persons. The term "disinterested person" shall mean a person who, at the time he exercises discretion in administering the Plan, is not eligible for selection as a person to whom may be allocated stock, or to whom stock appreciation rights (SARs) or options under the Plan or any other plan of the Company or any of its affiliates may be allocated. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may act a meeting in which a majority are present, or by written consent of the majority of the Committee.

         Subject to the provisions of the plan, the Option committee shall have authority: (i) to construe and interpret the Plan; (ii) to define the terms used therein; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to determine the individuals to whom and the time or times at which options shall be granted and exercisable, the number of duration of each option; (v) to modify, extend or renew outstanding options except such change shall not impair any rights under an option previously granted; (vi) to accept the surrender of outstanding options to the extent not therefore exercised whether or not in connection with the grant of other options to the same persons; (vii) to approve and determine the duration of leaves of absences which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (viii) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Option Committee shall be binding and conclusive on all participants in the Plan and on their legal representative and beneficiaries.



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         3. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN. Subject to adjustment as provided in Section 15 hereof, the stock to be offered under the Plan shall consist of shares of the Company's authorized but unissued Common Stock, $.01 par value, and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 250,000 of such shares. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.

         4. ELIGIBILITY AND PARTICIPATION. Officers, directors and key employees of the Company or of any subsidiary corporation who are individuals shall be eligible for selection to participate in the Plan by reason of their employment by the Company or its subsidiaries. The Option Committee shall determine from time to time which of the eligible employees of the Company and its subsidiaries shall be granted options, the time or times at which such options shall be granted and exercisable, and the number of shares to be subject to each option. An individual who has been granted an option ("Option Holder"), may, if he is otherwise eligible, be granted an additional option or options if the Option Committee shall so determine, provided the provisions of paragraph 8 shall apply to such subsequent grant.

         5. PURCHASE PRICE. The purchase price of the stock covered by each option shall be determined by the Option Committee but shall not be less than one hundred percent (100%), except when the option is granted to an individual who at the time of grant owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations ("Ten Percent Holder"), not less than one hundred ten percent (110%) of the fair market value of such stock, on the date the option is granted, as determined by the Option Committee. In addition the aggregate fair market value, determined as of the stock subject to the option granted the Option Holder in any calendar year under all such plans of the Company and its parents and subsidiaries shall not exceed $100,000 plus any unused limit carryover to such year as defined and provided for in Section 422A (c) (4) of the Internal Revenue Code.

         6. DURATION OF OPTIONS. Each option and all rights thereunder shall expire on such date as the Option Committee may determine, but in no event later than five (5) years, from the date on which the option is granted, and shall be subject to earlier termination as provided herein.

         7. EXERCISE OF OPTIONS. Each option shall be exercised in whole or in such installments during the period prior to its expiration date as the Option Committee shall determine, but in no event less than one year from the date of grant, provided that in the event the Option Holder shall not in any given installment period purchase all of the shares which he is entitled to purchase in such installment period, his right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of his option. At the time of each exercise the purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company; or at the Option Holder's election established by the Board of Directors and provided such election does not preclude the option from being an "incentive stock option" within the meaning of the Internal Revenue Code, by the exchange of shares of the Common Stock of the Company then owned by


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the Option Holder with a fair market value equal to said purchase price. The
Option Committee may authorize the purchase price of the stock subject to option to be loaned to the Option Holder by the Company in connection with his exercise, provided that the Board of Directors has established guidelines for such loans by the Company (including determining interest rate and whether or not such loans shall be collateralized) and the loan authorized by the Option Committee is in compliance with such guidelines.

         8. Notwithstanding any other provisions of this Plan, no option granted under this Plan may be exercised while there is outstanding (within the meaning of Section 422A (c) (7) of the Internal Revenue Code) any incentive stock option which was granted to the Option Holder before the granting of the option sought to be exercised and which is for the purchase of stock of the Company, of a parent, subsidiary or predecessor corporation of any of them, viewed as of the time of the granting of the latest of such options.

         9. NONTRANSFERRBILITY OF OPTIONS. A option granted under the Plan shall, by its terms, be nontransferrable by the Option Holder, either voluntarily or by operation of law, otherwise than by will or the laws of the descent and distribution, and shall be exercisable during his lifetime only by him.

         10. EMPLOYMENT. If required by the Option Committee, each person to whom an option is granted under the Plan must agree in writing as a condition to the granting of the option that he will remain in the employ of the Company or a subsidiary corporation following the date of the granting of the option for a period of one (1) year. Nothing contained in the Plan or in any option granted under the Plan shall confer upon any Option Holder any right with respect to the continuation of his employment by the Company or any subsidiary or interfere in any way with the right of the Company or of any subsidiary (subject to the terms of any separate employment agreement to the contrary at any time to terminate such employment or to increase or decrease the compensation of the Option Holder from the rate in existence at the time of the granting of an option.

         11. TERMINATION OF EMPLOYMENT. If an Option Holder ceases to be employed by the Company or one of its subsidiaries for any reason other than his death, his option shall immediately terminate; provided, however, that if such cessation of employment shall be due to his voluntary resignation with the consent of the Board of Directors of the Company or such subsidiary, expressed in the form of a resolution, or to his retirement under the provisions of any Pension or Retirement Plan of the Company or of such subsidiary then in effect, such option may be exercised to the extent exercisable but remaining unexercised on the date of such cessation of employment within three (3) months after the date he ceases to be an employee of the Company or such subsidiary, or if such Option Holder is disabled within the meaning of Section 105 (d) (4) of the Internal Revenue Code, within three (3) months after he ceases to be an employee of the Company, to the extent exercisable but remaining unexercised on the date his employment terminates.

         12. DEATH OF OPTION HOLDER. If an Option Holder does while he is employed by the Company or one of its subsidiaries or within three (3) months after he shall cease to be an



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employee by reason of his voluntary resignation with the consent of the Board of
Directors of the Company or such subsidiary expressed in the form of a resolution, or his retirement under the provisions of any Pension or Retirement Plan of the Company or of such subsidiary then in effect, this option shall expire one (1) year after the date of such death. During such period after such death such option, to the extent that it was exercisable but it remained unexercised on the date of such death, but subject to adjustment in respect of option price and number and class of shares by reason of any event occurring subsequent to such date of death as provided in Section 15 thereof, may be exercised by the person or persons to whom the Option Holder's rights under the option shall pass by his will or by the laws of descent and distribution and such person or persons shall adequately prove to the Company his right to exercise any such option. To the extent of any conflict between paragraphs 11 and 12, paragraph 12 shall govern. Anything hereinabove stated in Paragraphs 11 or 12 to the contrary notwithstanding, an option may not be exercised by anyone after the expiration of the maximum period provided for in Paragraph 6.

         13. STOCK PURCHASE FOR INVESTMENT. Each Option Holder shall, by accepting an option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the option will be acquired for investment and not for resale or distribution. Upon each exercise of any portion of an option, the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for his own account and for investment and not for resale or distribution. Such investment representation shall not be effective if and so long as the shares issuable upon exercise of the option are covered by an effective and current Registration statement under the Securities Act of 1933.

         14. PRIVILEGES OF STOCK OWNERSHIP. No person entitled to exercise any option granted under the Plan shall have any of the rights and privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirement of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction complied with. The Company may, but need not, require that all costs in connection with any such registration, listing or any other requirements of law be paid by the person exercising the option.

         15. ADJUSTMENTS. If the outstanding shares for the Common Stock of the Company are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this plan. A corresponding adjustment changing the number of kind of shares allocated to unexercised option or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the number of shares subject to outstanding options shall be made without change in the aggregate purchase price applicable to the


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unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security then covered by the option.

                  Upon the dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations, as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the plan shall terminate and any option theretofore granted hereunder shall terminate unless provision be made in writing in connection with such transaction for the continuance of the Plan or for the assumption of options theretofore granted, or the substitution for such options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided.

                  Adjustments under this section shall be made by the Board of Directors whose determination as to what adjustments shall be made, and the extent thereof shall be final, binding and conclusive. No fractional shares of stock or units or other securities shall be issued under the Plan or any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding either upward or downward to the nearest whole share or unit, provided, however, that any adjustments under this Section shall be made in such manner as not to constitute a "modification" as defined in
Section 425 of the Internal Revenue Code.

         16. OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Option Committee or the Board of Directors of the corporation shall deem advisable. Any such option agreement shall contain such limitations and restrictions upon the exercise of the options as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422A of the Internal Revenue Code or to conform to any change in the law.

         17. AMENDMENT AND TERMINATION OF PLAN. The Board of Directors of the Company may at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan, provided that no such amendment or revisions shall increase the maximum number of shares in the aggregate which may be sold pursuant to the options granted under Plan, except as permitted under the provisions of Section 15, or change the minimum purchase price set forth in
Section 5, or increase the maximum term of options provided for in Section 6, or permit the granting of options to anyone other than as provided in Section 4.

         No amendment, suspension or termination of the Plan shall (a) result in the disqualification of any option granted pursuant to the Plan as an "incentive stock option" under the Internal Revenue Code or (b) without the consent of the Option Holder, alter or impair any rights or obligations under any option theretofore granted under the Plan unless authorized by the provisions of the Plan.

         18. DEFINITION OF SUBSIDIARY AND PARENT. The terms "subsidiary" and "parent" as used in the Plan and in any stock option agreement issued pursuant thereto mean, respectively, a subsidiary or a parent corporation as defined in
Section 425 of the Internal Revenue Code.


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         19. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors, the members of the Option Committee shall be indemnified by the Company to the full extent authorized by
Section 145 of the General Corporation Law of the State of Delaware; provided that within 60 days after institution of any action, suit or proceeding to which such indemnification applies an Option Committee member shall in writing offer the Company the opportunity at its own expense, to handle and defend the same.

         20. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Stock pursuant to option will be used for general corporate purposes.

         21. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the Option Holder to exercise such option.

         22. EFFECTIVE DATE OF PLAN. The Plan shall become effective upon its approval by the affirmative voter or consent of the Holders of a majority of shares of Common Stock outstanding. The Plan shall terminate on April 1, 2000 and no further options shall thereafter be granted hereunder.



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